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Exhibit 32.1

SECTION 1350 CERTIFICATIONS

        The undersigned hereby certify that the quarterly report on Form 10-Q of Insight Midwest, L.P. (the "Registrant") for the quarter ended September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ MICHAEL S. WILLNER Michael S. Willner Chairman and Chief Executive Officer Insight Midwest, L.P. November 14, 2007
/s/ JOHN ABBOT John Abbot Executive Vice President and Chief Financial Officer Insight Midwest, L.P. November 14, 2007

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  Exhibit 32.1